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                                  Exhibit 23.2
                    Consent of Hacker, Johnson, Cohen & Grieb

                                       32

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                              Accountant's Consent


The Commercial Bancorp, Inc.
Ormond Beach, Florida:

We consent to the use of our report dated December 12, 1996 on the balance sheet of The Commercial Bancorp, Inc. as of November 30, 1996 and the related statements of operations, stockholders' equity and cash flows for the period from August 15, 1996 to November 30, 1996, included in the Prospectus included in the Registration Statement of The Commercial Bancorp, Inc. on Form SB-2 and to the reference to our firm under the heading "Experts" in the Prospectus.


HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
January 2, 1997